EXHIBIT 99.1

Aly Energy Services, Inc.

Third Quarter 2014 Earnings Conference Call and Webcast

November 18, 2014

Operator: Good day, and welcome to the Aly Energy Services, Inc. Third Quarter 2014 Earnings Conference Call and Webcast. All participants will be in listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star key, followed by zero. After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press star, then one on your touchtone phone. To withdraw your question, please press star, then two. Please note this event is being recorded.

I would now like to turn the conference over to Alya Hidayatallah. Please go ahead.

Alya Hidayatallah: Good morning, everyone. This is Alya Hidayatallah, the CFO of Aly Energy Services. We’re going to start with a caveat about forward-looking statements.

Our conversation may include forward-looking statements regarding our business, financial condition, results of operations, and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates, and similar expressions or variations of such words, are intended to identify forward-looking statements, but are not the inclusive means of identifying forward-looking statements in the following conversation.

Although these statements reflect the good faith judgment of our Management, such statements can only be based on facts and factors that our Management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in these forward-looking statements. Factors that could cause or contribute to such differences and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which we operate, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about these risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K, including, without limitation, in the “Risk Factors” section, and in our other SEC filings and publicly available documents. We urge you not to place undue reliance on these forward-looking statements which speak only as of the date of this conversation. Aly Energy undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after today.

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I will now turn the call over to Mark Patterson, our Chief Operating Officer.

Mark Patterson:  Good morning. Aly Energy Services employs over 260 employees, with 78% of these employees performing jobs in our daily operations, supporting our full-service efforts in the field and at the well site. Our equipment is deployed and our services are provided from nine service locations located in Pennsylvania, Oklahoma and Texas. These service locations are geographically positioned to allow us to serve our clients in 13 of the 15 major shale play markets in the United States. We have increased the number of master service agreements we have executed with exploration and production companies to over 70, and continue to add new MSAs on a monthly basis, averaging approximately two to three per month.

Aly Energy Services has over 60 revenue-generating customers and currently is providing products and services to 50 E&P companies today. Our products and services are serving these 50 customers on 100 rigs drilling in the aforementioned 13 shale plays. Our services included equipment rentals surrounding the storage, delivery, containing, circulating, and mud recovery of oil-based mud used in the horizontal drilling process. Multiple product offerings surround and support these services. We also provide well planning and coordination for our MWD, or measurement while drilling, and our directional drilling services.

Much of our equipment and product offerings are differentiated from other companies providing similar products. In-house fabrication and specific design, based on our extensive experience operating this type of equipment over many years serving our clients, affords us this differentiation. Our 400-barrel vertical space-saving mud-circulating tanks, our 400-barrel mud-mixing plants on wheels, our one- and two-tank live oil skimming systems, and our drive overs used to protect the hoses delivering mud to the rig, are just some examples of our product differentiation. Also, our centrifuges have proprietary design features to allow for quick replacement of the rotate assembly. This saves on downtime and provides for longer periods of time between refurbishment of the centrifuge. Full closed-loop systems are provided through a complete product offering of equipment, like drying shakers, vertical dryers and oil recovery units.

Similar to the aforementioned product offerings, our measurement-while-drilling kits are enhanced in-house prior to being shipped to the rig for use down-hole. These enhancements have proven results of over 5,700 hours MTBF, or mean time between failure hours. The industry average is less than 2,000 hours MTBF.

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Our trained personnel and our health, safety and environmental processes allow us to be a full-service provider with equipment trucking, complete rig-up and rig-down services, personnel on location when required, and weekly maintenance service calls to the rigs to service and maintain our equipment at the well side. These processes enable us to ensure an excellent record in quality assurance and quality control.

Aly Energy, like all companies, has challenges. Some of the challenges we are experiencing while growing our business and in adding new customers stems from a lack of inventory of many of the product offerings we provide, due to high equipment utilization, and in the number of service vehicles we own. These challenges hamper our ability to add new customers and service additional rigs in the expanding geographic markets we serve. Examples of these challenges are found in our sub-rental and third-party trucking expenses, along with the rental expenses associated with service vehicles necessary to manage the growth in the number of rigs we are servicing. These increased expenses do impact our profit margins.

We are proud of our product offerings and services that are designed around protecting the environment. Creeping environmental laws and non-oil price drivers can boost utilization of some of our product offerings. The capturing of oil solids produced from drill cuttings through to the utilization of our centrifuges and associated equipment, and the skimming of oil from frac water being flowed prior to placing a well in production by utilizing our aforementioned live oil skimming systems, are examples of this type of product offering and service. Also, our containment products and services are specifically designed and utilized to protect the earth from oil leaks and spills that can occur during the drilling process.

We are very excited with our growth strategy and plan for the remainder of 2014 and early 2015. We will continue to see revenue growth in solids control and directional drilling. Understanding the evolution of shale plays and the rapid increase in the number of wells being drilled, well costs associated with drilling have been reduced, shale oil production has increased; however, these wells typically have rapid decline rates, which we believe will provide continued focused drilling programs by many, if not all, of our customers.

At this time, I’ll turn it back over to Alya.

Alya Hidayatallah: Good morning again, everyone. My upcoming remarks will include forward-looking statements as they were defined at the beginning of this call, and also references to Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that is not necessarily comparable from one company to another. We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, certain non-cash items such as stock compensation expense, bad debt expense and fair value adjustments, and also certain non-routine items including transaction costs. We believe that Adjusted EBITDA is useful for investors to assess and understand operating performance, especially when comparing our current results with previous and subsequent periods, or for forecasting performance for future periods, primarily because we consider Adjusted EBITDA to reflect a normalized operating run rate, excluding any one-time and extraordinary items. For a complete reconciliation of Adjusted EBITDA to net income, please see the tables in our press release published this morning.

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As we have previously disclosed, during the nine months ended September 30th, 2014, we completed three significant transactions. We acquired United Centrifuge, we acquired Evolution Guidance Systems, and we made a bulk equipment purchase. Unless otherwise indicated, the financial results include the financial impact of the acquisition of United Centrifuge beginning on April 15th, the financial results of Evolution beginning on July 1st, and the equipment purchase on August 15th as part of the bulk equipment purchase was in transport for most of the third quarter and we will not recognize the benefit of that equipment until the fourth quarter.

For the three months ended September 30th, 2014, our revenue was 13.5 million, an increase of 9.1 million over the 4.4 million reported in the prior year for the same period. Adjusted EBITDA grew by 2.3 million to 3.3 million for the three months ended, compared to 1 million for the three months ended in the prior year. Finally, net income available to common stockholders increased from 39,000 for the three months ended last year up to 1 million for the three months ended this year.

In terms the nine-month results, revenue increased by 14.3 million to 27.9 million for the nine months ended 2014, an increase over 13.6 million for the nine months ended September 30th, 2013. Adjusted EBITDA was 7.9 million for the nine months ended September 30th, compared to 3.4 for the same period in the prior year. Net income available to common stockholders increased as well, from 0.4 million for the nine months ended September 30th, 2013, up to 8.1 million for the nine months ended in 2014.

If you exclude the impact of our acquisitions completed during 2014, our operations produced 7.1 million in revenue for the three months ended 2014, compared to 4.4 million for the three months ended in 2013. Similarly, if you exclude the impact of the acquisitions, our operations for the nine months ended 2014 were 18.5 million, compared to revenues of 13.6 million for the nine months ended in 2013.

We expect continued growth in the fourth quarter from all of our various operations and product lines. We are continuing to invest in equipment to replace sub-rented equipment that Mark referred to in his comments. We also will have the full benefit of the Saskatchewan bulk equipment purchase in the fourth quarter. Additionally, we accelerated our growth into full-package directional drilling jobs in late August and we’ll have the full benefit of those jobs in the fourth quarter, as well.

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Our total capital expenditures for the nine months ended September 30th, 2014 were 17.2 million. Of this, 10.3 million was associated with the bulk equipment purchase, and then an additional 1.8 million was for five new MWD kits.

As of September 30th, 2014, we had total debt of 28.4 million; 24.8 million of that was within our Wells Fargo facility. We also had a $2 million subordinated note payable which was issued in connection with the Saskatchewan equipment purchase, and the remainder is capital leases. We had total availability under our revolver of 2.7 million as of September 30th, and in addition, we were compliant with all of our covenants in the Wells Fargo facility.

At this point, I will pass it off to Micki Hidayatallah, the Chief Executive Officer and Chairman.

Micki Hidayatallah: Again, good morning. I’m going to briefly summarize our last two years since we acquired ACPS, how we have successfully executed our growth strategy. We’ve done this through both acquisitions, as well as organic growth.

Currently, our annualized run rate for revenues is over $50 million and Adjusted EBITDA run rate is around 14 million. Operating income run rate, based on the third quarter, is around 8 million, with net income to common shareholders running at an annualized rate of 4.5 million.

Over this period, we have invested in excess of $50 million in both acquisitions, as well as state-of-the-art equipment that we have either built or purchased. Our most important investment still remains in our people and the quality of our Management team and skill of our service techs and operators.

With declining oil prices, we will defer all acquisitions and limit our capital expenditures to commitments that we have already made of about $7.5 million. This equipment will be delivered to us and paid for over the next six months.

Our success has been based on our ability to grow and diversify our customer base, expand our geographic footprint, and to continue to design, engineer and fabricate our unique 400-barrel vertical mud-circulating tanks, drive overs, 450-barrel mobile mud-mixing plants, and of course our centrifuges which have longer operating hours without breakdown and are designed to facilitate the replacement of the internal rotating assembly in 45 minutes, and we can do this at the well head.

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We will continue to build our directional drilling business around the firmware technology of our MWD kits, which have a failure rate that is somewhere between 200 and 300% better than our competitors. We have exported four kits in 2013, and are currently working with our international partners to sell an additional five kits in 2015. Our business model will include offering our customers full directional drilling packages, renting out our proprietary-designed MWD kits in the United States, and selling our kits in the international market.

With that summary, I will now open it up for questions.

Operator: Thank you. We will now begin the question and answer session. To ask a question, you may press star, then one on your touchtone phone. If you are using a speaker phone, please pick up your handset before pressing the keys. If at any time your question has been addressed and you would like to withdraw your question, please press star, then two. At this time, we will pause momentarily to assemble our roster.

Again, to ask a question, you may press star, then one.

There are no questions at this time.

Micki Hidayatallah: Well, thank you, and I thought that—well, there is one question.

Operator: One question did just come in and it’s from Steve Emerson from Emerson Investment Group. Please go ahead.

Steve Emerson:  First of all, excellent results. I’m sure everybody would like to have a feeling for—should oil be at, let’s say, $80, what kind of a run rate revenue and EBITDA range is reasonable for the year ahead, how protected is our Company in this kind of environment.

Micki Hidayatallah: I’m going to answer that, Steve. As you know, basically, we believe that at $80 a barrel we do not see much downside in the drilling programs or capital expenditures that our customers will make over 2015. We have the same visibility, as far as declining oil prices go, as any research analyst, and at best it’s opaque and murky. It’s totally dependent on global geopolitical and economic factors. What we can say is that, based on what we hear from the field, our customers have signed take-or-pay contracts for drilling rigs that vary from one to three years, and makes us believe that the intensity of services around oil-based mud and horizontal and lateral drilling will continue. We also believe that some of our customers have hedged between 50 and 75% of their production through the second quarter of the year, and so their drilling programs will continue.

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But, in the event that oil prices do fall further, we believe that the displacement on the supply side will cause shortages in the long run and prices will rise, together with demand, as lower prices will begin to stimulate the global economy. Our operations, in the worst circumstances, would be affected somewhat in the last six months of 2015, as our customers begin to really change their capital expenditure programs based on a sustained lower price. My personal opinion is that it would have to be below $70 during this period, but we still believe that, for the reasons mentioned above, that oil prices will begin to rebound in 2016 because of supply dislocation and the worldwide economic stimulant.

The other thing I would like to say is that as shale technology improves, specifically in the oil-based mud and lateral and horizontal drilling, long range, the amount of production in these shale plays will grow in the well in a shorter period of time, thereby you’d have more oil, a shorter period of time, less expenditure, and your price per barrel of oil will continue to fall as technology develops in the shale plays.

Steve Emerson:  Thank you very much, and if I can, a follow-on. Mark mentioned that you’re driven in part by environmental regulation. How strong a tailwind is this for you? What is our current addressable per well market, or is there any way to quantify the growth per well of services you’re rendering, or possible, with mud recycle and other environmental factors?

Mark Patterson:  Steve, I’ll address that, if you would like. The mention of the environmental product offerings that we supply were examples of how we have—I think I used the word creeping environmental regulations, and we certainly know that our core operations in the Northeast, where we provide closed-loop systems for operators drilling in the Marcellus shale and the Utica, that the environmental side of the equation is very, very serious, and so that’s why our products and services in the Northeast, through those systems, are very, very important, and we have a focus on expanding our customer base and the number of rigs we serve in that area, that’s a focus for us because of that. We also have a very good opportunity in Texas, specifically, to grow our containment business. It’s mandated by the state necessarily, but we have operators that some provide—I mean, ask for containment and some do not, but we are seeing a growing demand for containment on well sites and we are focused on continuing to grow that sector of our business, as well.

So, we are very much aware of the environmental side of this business and we want to be not only in compliance, but we want to be on the cutting edge of supplying solutions to our customers in that creeping market, where we look at potentially more and more government regulations associated with the environment.

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Did that answer your question, Steve?

Steve Emerson:  Yes, do you mean by containment rubber tanks or fluids? What are you referring to?

Mark Patterson:  What we do is we provide these plastic barriers and plastic that go underneath—they have the capacity to go underneath a complete well site, but, typically, it’s underneath the rigs, some of the rig’s equipment, and certainly around—underneath and around our equipment, our mud-circulating tanks. So, as it houses all this mud, in the event there were a leak, or something associated with the delivery of the oil-based mud, then whatever spill occurred would be captured inside that barrier and the clean-up would be very easy and would not have any impact on the ground.

When I speak of containment, I’m talking about containing oil-based mud and/or oil spills that are on the well site, utilizing our containment systems.

Steve Emerson:  Okay, and finally, I don’t know if you have a number, but do you have an approximation of your visible backlog?

Micki Hidayatallah: We actually operate on a day rate basis. So, what we would consider is our backlog, we are working on about 100 rigs today and our day rate is probably generating somewhere around 175,000. So, we continue to generate on a daily basis about 175,000, and obviously, as we gain customers, gain rigs, this changes, or if our customers decide to lay down a rig or there’s a rig moved, it changes, but that’s our current run rate on a daily basis.

Steve Emerson:  Okay, thank you. Excellent quarter.

Micki Hidayatallah: Thank you. Thanks, Steve. If there are no further questions, I’ll adjourn the conference call and thank you all for taking the time to attend. Thank you.

Operator: The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

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